SUB-ITEM 77Q1(E)

                                AMENDMENT NO. 15
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the "Agreement") dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, AIM Growth Series is now named AIM Growth Series (Invesco Growth Series); and

     WHEREAS, the following Funds have been renamed:

CURRENT NAME                                  NEW NAME
------------                                  -----------------------------------------------
AIM Balanced-Risk Retirement Now Fund         Invesco Balanced-Risk Retirement Now Fund
AIM Balanced-Risk Retirement 2010 Fund        Invesco Balanced-Risk Retirement 2010 Fund
AIM Balanced-Risk Retirement 2020 Fund        Invesco Balanced-Risk Retirement 2020 Fund
AIM Balanced-Risk Retirement 2030 Fund        Invesco Balanced-Risk Retirement 2030 Fund
AIM Balanced-Risk Retirement 2040 Fund        Invesco Balanced-Risk Retirement 2040 Fund
AIM Balanced-Risk Retirement 2050 Fund        Invesco Balanced-Risk Retirement 2050 Fund
AIM Basic Value Fund                          Invesco Basic Value Fund
AIM Conservative Allocation Fund              Invesco Conservative Allocation Fund
AIM Global Equity Fund                        Invesco Global Equity Fund
AIM Growth Allocation Fund                    Invesco Growth Allocation Fund
AIM Income Allocation Fund                    Invesco Income Allocation Fund
AIM International Allocation Fund             Invesco International Allocation Fund
AIM Mid Cap Core Equity Fund                  Invesco Mid Cap Core Equity Fund
AIM Moderate Allocation Fund                  Invesco Moderate Allocation Fund
AIM Moderate Growth Allocation Fund           Invesco Moderate Growth Allocation Fund
AIM Moderately Conservative Allocation Fund   Invesco Moderately Conservative Allocation Fund
AIM Small Cap Growth Fund                     Invesco Small Cap Growth Fund;

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM Growth Series in the Agreement are hereby deleted and replaced with AIM Growth Series (Invesco Growth Series).

     2. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                            EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                            ------------------------------------
Invesco Balanced-Risk Retirement Now Fund                          January 31, 2007
Invesco Balanced-Risk Retirement 2010 Fund                         January 31, 2007
Invesco Balanced-Risk Retirement 2020 Fund                         January 31, 2007
Invesco Balanced-Risk Retirement 2030 Fund                         January 31, 2007
Invesco Balanced-Risk Retirement 2040 Fund                         January 31, 2007
Invesco Balanced-Risk Retirement 2050 Fund                         January 31, 2007
Invesco Basic Value Fund                                             June 5, 2000
Invesco Conservative Allocation Fund                                April 30, 2004
Invesco Global Equity Fund                                         November 4, 2003
Invesco Growth Allocation Fund                                      April 30, 2004
Invesco Income Allocation Fund                                     October 31, 2005
Invesco International Allocation Fund                              October 31, 2005
Invesco Mid Cap Core Equity Fund                                   September 1, 2001
Invesco Moderate Allocation Fund                                    April 30, 2004
Invesco Moderate Growth Allocation Fund                             April 29, 2005
Invesco Moderately Conservative Allocation Fund                     April 29, 2005
Invesco Small Cap Growth Fund                                     September 11, 2000
Invesco Convertible Securities Fund                                February 12, 2010
Invesco Van Kampen Asset Allocation Conservative Fund              February 12, 2010
Invesco Van Kampen Asset Allocation Growth Fund                    February 12, 2010
Invesco Van Kampen Asset Allocation Moderate Fund                  February 12, 2010
Invesco Van Kampen Harbor Fund                                     February 12, 2010

Invesco Van Kampen Leaders Fund                                    February 12, 2010
Invesco Van Kampen Real Estate Securities Fund                     February 12, 2010
Invesco Van Kampen U.S. Mortgage Fund                              February 12, 2010

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                    INVESCO BALANCED-RISK RETIREMENT NOW FUND
                   INVESCO BALANCED-RISK RETIREMENT 2010 FUND
                   INVESCO BALANCED-RISK RETIREMENT 2020 FUND
                   INVESCO BALANCED-RISK RETIREMENT 2030 FUND
                   INVESCO BALANCED-RISK RETIREMENT 2040 FUND
                   INVESCO BALANCED-RISK RETIREMENT 2050 FUND
                      INVESCO CONSERVATIVE ALLOCATION FUND
                         INVESCO GROWTH ALLOCATION FUND
                         INVESCO INCOME ALLOCATION FUND
                      INVESCO INTERNATIONAL ALLOCATION FUND
                        INVESCO MODERATE ALLOCATION FUND
                     INVESCO MODERATE GROWTH ALLOCATION FUND
                 INVESCO MODERATELY CONSERVATIVE ALLOCATION FUND
                         INVESCO VAN KAMPEN LEADERS FUND

These fourteen funds do not pay an advisory fee.

                            INVESCO BASIC VALUE FUND

NET ASSETS                                              ANNUAL RATE
----------                                              -----------
First $250 million...................................      0.695%
Next $250 million....................................       0.67%
Next $500 million....................................      0.645%
Next $1.5 billion....................................       0.62%
Next $2.5 billion....................................      0.595%
Next $2.5 billion....................................       0.57%
Next $2.5 billion....................................      0.545%
Over $10 billion.....................................       0.52%

                           INVESCO GLOBAL EQUITY FUND

NET ASSETS                                              ANNUAL RATE
----------                                              -----------
First $250 million...................................       0.80%
Next $250 million....................................       0.78%
Next $500 million....................................       0.76%
Next $1.5 billion....................................       0.74%
Next $2.5 billion....................................       0.72%
Next $2.5 billion....................................       0.70%
Next $2.5 billion....................................       0.68%
Over $10 billion.....................................       0.66%

                        INVESCO MID CAP CORE EQUITY FUND
                          INVESCO SMALL CAP GROWTH FUND

NET ASSETS                                              ANNUAL RATE
----------                                              -----------
First $500 million...................................      0.725%
Next $500 million....................................       0.70%
Next $500 million....................................      0.675%
Over $1.5 billion....................................       0.65%

                       INVESCO CONVERTIBLE SECURITIES FUND

NET ASSETS                                              ANNUAL RATE
----------                                              -----------
First $750 million...................................       0.52%
Next $250 million....................................       0.47%
Next $500 million....................................       0.42%
Next $500 million....................................      0.395%
Next $1 billion......................................       0.37%
Over $3 billion......................................      0.345%

              INVESCO VAN KAMPEN ASSET ALLOCATION CONSERVATIVE FUND
                 INVESCO VAN KAMPEN ASSET ALLOCATION GROWTH FUND
                INVESCO VAN KAMPEN ASSET ALLOCATION MODERATE FUND

NET ASSETS                                              ANNUAL RATE
----------                                              -----------
All Assets...........................................       0.15%

                         INVESCO VAN KAMPEN HARBOR FUND

NET ASSETS                                              ANNUAL RATE
----------                                              -----------
First $350 million...................................       0.55%
Next $350 million....................................       0.50%
Next $350 million....................................       0.45%
Over $1.05 billion...................................       0.40%

                 INVESCO VAN KAMPEN REAL ESTATE SECURITIES FUND

NET ASSETS                                              ANNUAL RATE
----------                                              -----------
First $500 million...................................       0.80%
Next $500 million....................................       0.75%
Over $1 billion......................................       0.70%

                      INVESCO VAN KAMPEN U.S. MORTGAGE FUND

NET ASSETS                                              ANNUAL RATE
----------                                              -----------
First $1 billion.....................................       0.47%
Next $500 million....................................      0.445%
Next $500 million....................................       0.42%
Next $500 million....................................      0.395%
Next $2.5 billion....................................       0.37%
Next $2.5 billion....................................      0.345%
Next $2.5 billion....................................       0.32%
Next $2.5 billion....................................      0.295%
Over $12.5 billion...................................       0.27%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM GROWTH SERIES
                                        (INVESCO GROWTH SERIES)


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        INVESCO ADVISERS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


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